HEMISPHERX BIOPHARMA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 23, 2004

           THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Carter and Ransom W. Etheridge and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Embassy Suites, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Wednesday, June 23, 2004, at 10:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Hemispherx Biopharma, Inc. the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.   Proposal No.1-Election of Directors.

     Nominees: William A. Carter, Richard C. Piani, Ransom W. Etheridge, William M. Mitchell, Iraj-Eqhbal Kiani and Antoni Esteve.

     //  For all nominees (except as marked to the contrary below)

     //  Authority Withheld as to all Nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INIVDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)

William A. Carter Richard C. Piani Ransom W. Etheridge William M. Mitchell Iraj-Eqhbal Kiani Antoni Esteve

2. Proposal No. 2-Ratification of the selection of BDO Seidman, LLP, as independent auditors of Hemispherx Biopharma, Inc. for the year ending December 31, 2004.

           // For         // Against                         // Abstain


3.  Proposal  No. 3 - To approve the  issuance of  13,468,793 shares of common
       stock  issuable  upon  exercise of
     certain warrants and upon conversion of certain
            outstanding  debentures and
          debentures issuable upon exercise
     of certain rights to comply with AMEX Rule 713.


           // For         // Against                         //  Abstain


4.   Proposal No. 4 - To approve the Hemispherx 2004 Equity Incentive Plan.


           // For         // Against                         //  Abstain



     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD RECOMMENDS A VOTE "FOR" ITEMS NOS. 2, 3 AND 4. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF WILLIAM A. CARTER, RICHARD
C. PIANI, RANSOM W. ETHERIDGE, WILLIAM A. MITCHELL, IRAJ-EQHBAL KIANI AND ANTONI ESTEVE AS DIRECTORS, FOR PROPOSAL NO. 1 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.
65:
     Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

                                                 Dated:

                                                 Signature


                                                (Print Name)


     SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE